UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 28, 2014

Date of Report (Date of earliest event reported)

Celladon Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36183	33-0971591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12760 High Bluff Drive, Suite 240 San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 366-4288

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 28, 2014, Celladon Corporation (the “Company”) entered into a Sublease Agreement with Brandes Investment Partners, L.P. (the “Lease”) for the lease of approximately 10,908 square feet of office space which the Company will use as its corporate headquarters. Each month during the approximate seven year and 10 month term of the Lease commencing on or about July 1, 2014, the Company is required to remit base rent of approximately $31,000, which will increase at a rate of 3% per year. An early termination right is available to the Company after 53 months. The newly leased space, located in San Diego, California, will replace the Company’s current headquarters in which the Company is occupying approximately 2,270 square feet of office space under a lease that expires in November 2017. The Company is entering into a sublease agreement for the sublease of this existing space to a third party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Celladon Corporation

Dated: June 3, 2014

	By:	/s/ Rebecque J. Laba
Rebecque J. Laba
Vice President, Finance and Administration